                                                                     EXHIBIT 4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                            REGISTRATION RIGHTS AGREEMENT

                                       BETWEEN

                            INSIGHT HEALTH SERVICES CORP.

                                         AND

                           CERTAIN INVESTORS DEFINED HEREIN







                             Dated As Of October 14, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October __, 1997, between InSight Health Services Corp., a Delaware corporation (the "Company"), and Carlyle Partners II, L.P., a Delaware limited partnership ("CP II"), Carlyle Partners III, L.P., a Delaware limited partnership ("CP III"), Carlyle International Partners II, L.P., a Cayman Islands exempted limited partnership ("CIP II"), Carlyle International Partners III, L.P., a Cayman Islands exempted limited partnership ("CIP III"), C/S International Partners, a Cayman Islands general partnership ("C/S"), the State Board of Administration of Florida ("SBAF"), Carlyle Investment Group, L.P., a Delaware limited partnership("CIG"), Carlyle-Insight International Partners, L.P., a Cayman Islands exempted limited partnership ("C-IIP"), and Carlyle-Insight Partners, L.P., a Delaware limited partnership ("C-IP") (CP II, CP
III, CIP II, CIP III, C/S, SBAF, CIG, C-IIP and C-IP, collectively, the "Investors" and, individually, an "Investor"). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

               The parties hereby agree as follows:

Section 1.     DEFINITIONS

               Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

               "Board of Directors" shall mean the Board of Directors of the Company.

               "Claim" shall mean any loss, claim, damages, liability or expense (including the reasonable costs of investigation and reasonable legal fees and expenses).

                "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

               "Demand Registration" shall mean a registration pursuant to
Section 2 hereof.

               "Equity Security" shall mean any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe for or purchase any such stock, or any such warrant or right.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as from time to time amended.

               "Firm Commitment Underwritten Offering" shall mean an offering in which the underwriters agree to purchase securities for distribution pursuant to a Registration Statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

               "GE" shall mean General Electric Company, a New York corporation and its Affiliates.

               "GE Registrable Securities" shall mean (a) the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or Series D Preferred Stock, whether or not owned by GE; (b) the shares of Common Stock issued or issuable upon exercise of any GE Warrants, whether or not owned by GE; (c) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; and (d) any shares of Common Stock or securities issued or issuable with respect to such Common Stock as provided in (c) above, acquired by GE from the Company subsequent to the date hereof, whether or not owned by GE at the time of a Registration; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

               "GE Registration Rights Agreement" shall mean a Registration Rights Agreement substantially in the form of this Agreement entered into between GE and the Company as of the date hereof.

               "GE Warrants" shall mean the warrants to purchase Common Stock issued pursuant to a Warrant Agreement dated of even date herewith by and between the Company and GE.

               "Holder" shall mean the beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner. A Holder of Preferred Stock shall be deemed to be the Holder of the Common Stock into which such Preferred Stock could be converted.

               "Indemnified Holder" shall mean any Holder of Registrable Securities, any officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

               "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

               "Person" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

               "Piggyback Registration" shall mean a registration pursuant to
Section 3 hereof.

               "Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Company being issued pursuant to the Purchase Agreement and Series D Preferred Stock of the Company issued or issuable upon conversion of the Series B Convertible Preferred Stock.

               "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

               "Purchase Agreement" shall mean that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Investors.

               "Registrable Securities" shall mean (a) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, whether or not owned by the Investors, (b) the shares of Common Stock issued or issuable upon exercise of any Warrants, whether or not owned by the Investors, (c) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; and (d) any shares of Common Stock or securities issued or issuable with respect to such Common Stock as provided in (c) above, acquired by the Investors from the Company subsequent to the date hereof, whether or not owned by the Investors at the time of a Registration; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

               "Registration" shall mean a Demand Registration or a Piggyback Registration.

               "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including:

               (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

               (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

               (3)  printing, messenger, telephone and delivery expenses;

               (4) fees and disbursements of counsel for the Company and of not more than one firm of attorneys for the sellers of the Registrable Securities ;

               (5) expenses of the underwriters and fees and disbursements of counsel for the underwriters, in each case, to the extent required to be paid pursuant to an underwriting agreement relating to a Registration;

               (6) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and "cold comfort" letters incident to such registration);

               (7) premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters so require selling holders of Registrable Securities reasonably so require; and

               (8) fees and expenses of any other Persons retained by the Company

               "Registration Statement" shall mean any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

               "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

               "SEC" shall mean the Securities and Exchange Commission.

               "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock of the Company.

               "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock of the Company.

               "Transfer Restricted Security" shall mean a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

               "Underwriters' Commissions" shall mean discounts of and commissions to underwriters, selling brokers, dealer managers or similar securities professionals relating to the distribution of the Registrable Securities.

               "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for distribution to the public.

               "Warrants" shall mean the warrants to purchase Common Stock issued pursuant to a Warrant Agreement dated of even date herewith by and between the Company and the Investors.

Section 2.     DEMAND REGISTRATIONS

       (a)     TIMING OF DEMAND REGISTRATIONS.

               The Investors (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities) may request at any time that the Company file a Registration Statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request.

       (b)     NUMBER OF DEMAND REGISTRATIONS; REQUIRED THRESHOLD.

               The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 no more than two (2) Registration Statements in the aggregate for the Investors (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities); provided, however, that a Registration Statement shall not be counted as one of the two
(2) Demand Registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 5(a). The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement unless the proposed aggregate public offering price of the Registrable Securities to be included in such Demand Registration is at least $5 million.

       (c)      DEFERRAL BY COMPANY.

               Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if the Company furnishes the Investors a certificate signed by the President of the Company that in the good faith judgment of the Board of Directors it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Investor's written request for registration pursuant to this Section 2; PROVIDED, HOWEVER, that the Company may not exercise this right more than once with respect to a Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to Section 2(a) above.

       (d)     PARTICIPATION.

               The Company shall promptly give written notice to all Holders of Registrable Securities and to GE upon receipt of a request for a Demand Registration pursuant to Section

2(a) above. GE may, by written notice to the Company and the Investors, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to a number of shares of GE Registrable Securities that is less than or equal to the number of shares of Registrable Securities requested to be registered in such Demand Registration by the Investors. The GE Registrable Securities being offered by GE in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Investors for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by GE shall not be treated as either a request for "piggyback" rights under Section 3 hereof or be treated as the exercise of a demand registration right by GE under the GE Registration Rights Agreement. In addition, the Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given.

     (e) UNDERWRITER'S CUTBACK.

         If the public offering of Registrable Securities and/or GE
Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities and/or GE Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities and/or GE Registrable Securities, the number of shares of Registrable Securities and/or GE Registrable Securities to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities and/or GE Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities and/or GE Registrable Securities owned by such Holders.

         Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed thirty (30) days prior to the effective date and one hundred twenty (120) days thereafter) that the managing underwriter reasonably determines is reasonably necessary in order to successfully market the securities to be offered in the Underwritten Offering.

         The Company and, subject to the requirements of Section 11 hereof, other Holders of securities of the Company may include such securities in such Registration if, but only if, the managing underwriter concludes that such inclusion will not interfere with the successful marketing of all the Registrable Securities requested to be included in such registration.

     (f) MANAGING UNDERWRITER.

         The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by Investors participating in the Underwritten Offering owning a majority of the shares of Common Stock to be offered therein, subject to the approval of the Board of Directors (by a majority of the Directors not elected by the holders of the Preferred Stock and the Series C Preferred Stock), which approval shall not be unreasonably withheld.

3.   PIGGYBACK REGISTRATIONS

    (a)  PARTICIPATION.

         Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Holders of Registrable Securities. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

    (b)  UNDERWRITER'S CUTBACK.

         Subject to the requirements of Section 11 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities of all Holders of Registrable Securities requested to be included, PARI PASSU with all shares of GE Registrable Securities requested by GE to be included and all shares of any Person granted "piggyback" registration rights by the Company prior to the date hereof with respect to the Company's securities, as set forth in Schedule A attached hereto, requested by such Person to be included, and (3) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

         All shares so excluded from the Underwritten Offering shall be withheld from the market by the Holders thereof for a period (not to exceed thirty (30) days prior to the effective date and one hundred twenty (120) days thereafter) that the managing underwriter reasonably determines is reasonably necessary in order to successfully market the securities to be offered in the Underwritten Offering.

    (c)  COMPANY CONTROL.

         The Company may decline to file a Registration Statement after giving notice to Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Holder of Registrable Securities in writing of any such action and provided further that the Company shall bear all expenses incurred by each Holder or otherwise in connection with such withdrawn Registration Statement.

4.  HOLD-BACK AGREEMENTS

    (a)  BY HOLDERS OF REGISTRABLE SECURITIES

         Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

    (b)  BY THE COMPANY AND OTHERS.

         The Company agrees:

              (1) not to effect any public or private sale or distribution of its Equity Securities during the 30-day period prior to, and during the 60-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto or private issuances of Equity Securities as consideration for any acquisition by the Company or a subsidiary of assets or capital stock of any unaffiliated third party), and

              (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities (except for employee stock options issued to Persons other than: directors or officers; or shareholders owning five percent (5%) or more of the Company's Equity Securities) during such period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

5.  REGISTRATION PROCEDURES

         If and whenever the Company is required to register Registrable Securities in a Demand Registration,, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. With respect to both Demand Registrations and Piggyback Registrations (except as otherwise specifically provided), the Company will as expeditiously as practicable:

         (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Investor and underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Investor or the underwriters, if any, shall reasonably object;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

         (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

              (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

              (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

              (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

              (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

              (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

              (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

         (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

         (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or Investors holding more than 50% of the Registrable Securities then outstanding (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities), as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and the Investors agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

         (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Investors (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities) and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the Investors or underwriters may reasonably request;

         (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (h) deliver to TC Group, L.L.C. or Carlyle Investment Management, L.L.C., as appropriate (on behalf of each selling Holder of Registrable Securities) and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

         (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Investor or underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

         (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (l) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

         (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by the Investors (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities) or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 5(m);

         (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

         (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

              (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

              (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and the Investor (on behalf of itself and all permitted assignees who are Holders of Registrable Securities)) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by such Investor or underwriters;

              (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by holders and underwriters, respectively, in connection with similar Underwritten Offerings;

              (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

              (5) deliver such documents and certificates as may be reasonably requested by the Investor (on behalf of itself and all permitted assignees who are Holders of Registrable Securities) and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the Investor (on behalf of itself and all permitted assignees who are Holders of Registrable Securities);

         (p) make available for inspection by representatives of TC Group, L.L.C. or Carlyle Investment Management, L.L.C., as appropriate (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities), any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

         (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

6.  REGISTRATION EXPENSES

    (a)  DEMAND REGISTRATIONS.

         The Company shall bear all Registration Expenses incurred in connection with any Demand Registrations and of any Registrations which do not become or are not maintained effective in accordance with the requirements specified in Section 5(a) other than any Registration terminated prior to effectiveness at the request of, or primarily as a result of, the actions of Holders whose Registrable Securities are included in such registration. Notwithstanding the foregoing, the Underwriters' Commissions incurred in connection with a Demand Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration and the Holders of the GE Registrable Securities whose GE Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities and GE Registrable Securities sold by such Holders.

    (b)  PIGGYBACK REGISTRATIONS.

         The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

    (c)  COMPANY EXPENSES.

         The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

7.  INDEMNIFICATION

    (a)  INDEMNIFICATION BY COMPANY.

         The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

         The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.

         In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

         The Company shall also provide customary indemnifications to underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act).

    (b)  INDEMNIFICATION PROCEDURES.

         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses.

         Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company.

         If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fee and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

         The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

    (c)  INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES.

         Each Holder of Registrable Securities agrees to indemnity and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder of Registrable Securities be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 7(a) and 7(b) above.

         The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

    (d)  CONTRIBUTION.

         If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section

7(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

         The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

         Notwithstanding the provisions of this Section 7(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.  EXCHANGE ACT REPORTING REQUIREMENTS

         From and after the date hereof, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company shall use all commercially reasonable efforts to file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

         From and after the date hereof, the Company shall forthwith upon reasonable request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements,
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act pursuant to Rule 144 thereunder.

         The purpose of the foregoing requirements are (a) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Securities Act (or any successor provision) and (b) to qualify the Company for the use of Registration Statements on Form S-3.

9.  REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS

         No Person may participate in any Underwritten Offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements

10. SUSPENSION OF SALES

         Upon receipt of written notice from the Company that (i) a Registration Statement or Prospectus contains a Misstatement, or (ii) in the reasonable determination of the Company, there exists circumstances not yet disclosed to the public which would be required to be disclosed in such Registration Statement and the disclosure of which would be materially harmful to the Company, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 5(l) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use all commercially reasonable efforts to minimize the length of such suspension of sales, provided, that the Company may require the suspension of sales for a period of ninety (90) days in the event that the disclosure of any circumstances, in the reasonable determination of the Company would be harmful in any material respect to the Company. In no event, however, shall the aggregate period of time that the Company postpones the filing or declaration of effectiveness of any Registration Statement pursuant to Section 5, or suspends sales of Registrable Securities pursuant to Section 10 under any Registration Statement, taken together with all such other periods with respect to such Registrations Statement exceed, in the aggregate, ninety (90) days.

11. FUTURE REGISTRATION RIGHTS AGREEMENTS

         Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any Equity Securities under the Securities Act unless such agreement specifically provides that:

         (a) the Holder of such Equity Securities may not participate in any Demand Registration without the consent of the Investors unless:

              (i) the offering of the Registrable Securities is to be a Firm Commitment Underwritten Offering and the managing underwriter concludes that the public offering or sale of such Equity Securities would not interfere with the successful marketing of all Registrable Securities requested to be sold and

              (ii) the Holders of Registrable Securities shall have the right to participate, to the extent they may request, in any Registration Statement initiated under a Demand Registration right exercised by Investors holding more than 50% of the Registrable Securities then outstanding, except that if the managing underwriter of a public offering made pursuant to such a Demand Registration limits the number of shares of Common Stock to be sold, the participation of the Holders of the Registrable Securities and the Holders of all other Common Stock (other than the Equity Securities held by such Holder of Equity Securities) shall be determined as set forth in Section 3 hereof.

         (b) the Holder of such Equity Securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of shares to be sold, the Holders of such Equity Securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution based on the order of priority set forth in Section 3 hereof, and

         (c) all Equity Securities excluded from any Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed at least thirty (30) days prior to the effective date and sixty
(60) days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering of Registrable Securities registered pursuant to this Agreement.

12. TRANSFER OF REGISTRATION RIGHTS

         The rights of Holders of Registrable Securities hereunder may be transferred as permitted in the Purchase Agreement. The Company shall be given written notice by the Holder at the time of any such transfer permitted by the Purchase Agreement stating the name and address of the transferee, including a writing by such transferee to the effect that such transferee agrees to by bound by the terms hereof and identifying the securities with respect to which the rights hereunder are being transferred.

13. MISCELLANEOUS

    (a)  REMEDIES.

         Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b)  NO INCONSISTENT AGREEMENTS.

         The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         Other than as disclosed on Schedule A attached hereto, the Company has not previously entered into any agreement with respect to its securities granting any "piggy back" registration rights to any Person. The Company represents and warrants to the Investors that, except as set forth in this Agreement and the GE Registration Rights Agreement, as of the date hereof, there are no outstanding "demand" registration rights with respect to the Company's securities. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

    (c)  AMENDMENTS AND WAIVERS.

         The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of General Electric Company, a New York corporation (but such consent of General Electric Company shall only be necessary if, at the time such consent is sought, GE owns GE Registrable Securities) and of Investors holding more than 50% of the Registrable Securities then outstanding (on behalf of themselves and all permitted assignees who are Holders of Registrable Securities). The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of shares of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of shares of Registrable Securities may be given by the Holders of a majority of the shares of Registrable Securities being sold.

    (d)  NOTICES.

         All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, facsimile, or air courier guaranteeing overnight delivery:

              (i) if to a Holder of Registrable Securities who is an Investor or a Carlyle Affiliate ( as such term is defined in the Purchase Agreement), at the address of the Purchaser (as such term is defined in the Purchase Agreement) set forth in Section 9.4 of the Purchase Agreement, with a copy to Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Suite 900, Washington, D.C. 20036, Facsimile: (202) 467-0539, Attention:
    John F. Olson, Esq.;

              (ii) if to a Holder of Registrable Securities who is not an Investor or a Carlyle Affiliate (as such term is defined in the Purchase Agreement), at the most current address given by the Holder to the Company in accordance with the provisions hereof, which address initially is the address of the Purchaser (as such term is defined in the Purchase Agreement) set forth in the Purchase Agreement, with a copy to Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Suite 900, Washington, D.C. 20036, Facsimile: (202) 467-0539, Attention: John F. Olson, Esq.; and

              (iii) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to McDermott, Will & Emery, 2049 Century Park East, Los Angeles, CA 90067,
    Facsimile: 310.277.4730, Attn: Mark J. Mihanovic, Esq., and Arent, Fox, Kintner, Plotkin & Kahn, 1050 Connecticut Avenue, N.W., Suite 600, Washington, D.C. 20036, Facsimile: 202.857.6395, Attn: Gerald P. McCartin, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registrable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

    (e)  SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

    (f)  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (g)  HEADINGS.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (h)  GOVERNING LAW.

         This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof; except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

    (i)  SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    (j)  FORMS.

         All references in this Agreement to particular forms of Registration Statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

    (k)  ENTIRE AGREEMENT.

         This Agreement and the Purchase Agreement are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

    (l)  GE REGISTRATION RIGHTS AGREEMENT.

         If Holders elect to join in a request for Demand Registration pursuant to Section 2(d) of the GE Registration Rights Agreement, then such registration of Holders' shares shall, with respect to the terms and conditions of this Agreement, be treated as if such registration were a Demand Registration pursuant to Section 2 of this Agreement; PROVIDED, HOWEVER, that such registration of Holders' shares pursuant to Section 2(d) of the GE Registration Rights Agreement shall not: (i) count as one of the two Demand Registrations available to Holders pursuant to this Agreement, or (ii) be subject in any way whatsoever to the $5 million threshold of Section 2(b) of this Agreement.

                               [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                       INSIGHT HEALTH SERVICES CORP.,
                       a Delaware corporation


                       By:
                               -------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:
                                   ---------------------------------------


                       CARLYLE PARTNERS II, L.P.,
                       a Delaware limited partnership

                       By:   TC Group, L.L.C., as the  General Partner



                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       CARLYLE PARTNERS III, L.P.,
                       a Delaware limited partnership

                       By:   TC Group, L.L.C., as the  General Partner



                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       CARLYLE INTERNATIONAL PARTNERS II, L.P., a Cayman Islands exempted limited partnership

                       By:   TC Group, L.L.C., as the General Partner


                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director

                       CARLYLE INTERNATIONAL PARTNERS III, L.P., a Cayman Islands exempted limited partnership

                       By:   TC Group, L.L.C., as the  General Partner



                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       C/S INTERNATIONAL PARTNERS,
                       a Cayman Islands general partnership

                       By:   TC Group, L.L.C., as the General Partner



                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       STATE BOARD OF ADMINISTRATION OF
                       FLORIDA,
                       a separate account maintained pursuant to an Investment Management Agreement dated as of September 6, 1996 between the State Board of Administration of Florida, Carlyle Investment Group, L.P. and Carlyle Investment Management, L.L.C.

                       By:   Carlyle Investment Management, L.L.C.,
                             as Investment Manager

                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:
                                   ---------------------------------------

                       CARLYLE INVESTMENT GROUP, L.P.,
                       a Delaware limited partnership

                       By:   TC Group, L.L.C., as the  General Partner


                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       CARLYLE-INSIGHT INTERNATIONAL
                       PARTNERS, L.P.,
                       a Cayman Islands exempted limited partnership

                       By:   TC Group, L.L.C., as the  General Partner


                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director


                       CARLYLE-INSIGHT PARTNERS, L.P.,
                       a Delaware limited partnership

                       By:   TC Group, L.L.C., as the General Partner



                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:   Managing Director